Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan and the Employee Stock Purchase Plan of Aradigm Corporation of our report dated March 2, 2007 with respect to the 2006 and 2005 financial statements of Aradigm Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Palo Alto, California
July 18, 2008

7.